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                                                                      Exhibit 5
                   [Letterhead of Rosenberg & Liebentritt, P.C.]







                                 February 25, 1999


Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to proposed resales of up to 1,262,264 shares (the "Shares") of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), that may be offered and sold from time to time by certain holders (the "Selling Shareholders") if and to the extent that the Selling Shareholders tender for redemption their 1,262,264 units (the "Units") of limited partnership interest in ERP Operating Limited Partnership (the "Operating Partnership"), as more fully described in the prospectus that forms a part of the Registration Statement and as to be set forth in one or more supplements to the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     We assume that the amount, issuance and sale of the Shares to be offered by the Selling Shareholders from time to time will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Maryland law.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Second Amended and Restated Declaration of Trust, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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Board of Trustees
Equity Residential Properties Trust
February 25, 1999
Page 2

     3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. Resolutions of the Board of Trustees of the Company adopted on February 8, 1996, June 26, 1997, October 7, 1997, November 14, 1997,
          January 14, 1998, March 19, 1998 and December 8, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, approving the issuance and registration of the Units and related matters.

     5. The Operating Partnership's Fifth Amended and Restated Agreement of Limited Partnership dated as of August 1, 1998 (the "Partnership Agreement"), as certified as of the date hereof by the Secretary of the Company, in its capacity as managing general partner of the Operating Partnership, as then being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and we have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinion, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and applicable resolutions of the Board of Trustees of the Company authorizing the issuance of the Shares upon redemption of the Units as contemplated thereby, will be validly issued, fully paid and non-assessable under the laws of the State of Maryland. In rendering the foregoing opinion,


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Board of Trustees
Equity Residential Properties Trust
February 25, 1999
Page 3

we have assumed the receipt by the Company of the Units being redeemed as specified in the Partnershuip Agreement and the resolutions of the Board of Trustees authorizing the issuance and sale of the Units.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                              Very truly yours,

                              ROSENBERG & LIEBENTRITT, P.C.

                              /s/ Rosenberg & Liebentritt, P.C.


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                                                                      Exhibit A

                       [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                 February 25, 1999

Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606


Ladies and Gentlemen:

     We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to proposed resales of up to 1,262,264 common shares of beneficial interest, $.01 par value per share (the "Common Shares") which may be issued in private placements if and to the extent that holders of 1,262,264 units of limited partnership interest ("Units") in ERP Operating Limited Partnership, a Delaware limited partnership (the "Partnership") tender such Units for redemption. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Second Amended and Restated Declaration of Trust of the Trust, as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on January 22. 1999, and by the Secretary of the Trust on the date hereof as then being complete, accurate and in effect.

     3. The Seconded Amended and Restated Bylaws of the Trust, as certified by the Secretary of the Trust on the date hereof as then being complete, accurate and in effect.


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Board of Trustees
Equity Residential Properties Trust
February 25, 1999
Page 2


     4. The following resolutions of the Board of Trustees of the Trust, each as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect, adopted on

          (i) June 26, 1997, relating to the issuance of Units pursuant to the Agreement for Contribution of Real Estate and Related Property (the "Chardonnay Agreement") dated July 3, 1997, by and between CPM Willows, L.P. and the Partnership;

          (ii) June 26, 1997, relating to the issuance of Units pursuant to the Agreement for Contribution of LLC Interests (the "Redmond Agreement") dated July 3, 1997, by and among CPM Investment Company L.L.C., Mark C. Odell, Phyllis K. Odell and the Partnership;

          (iii) October 7, 1997, relating to the issuance of Units pursuant to the Contribution Agreement (the "Glenlake Agreement") dated December 30, 1997, by and among TCR-Glenlake Club Limited Partnership, TC Residential Chicago, Inc., ERP-QRS Glenlake Club, Inc. and the Partnership;

          (iv) November 14, 1997, relating to the issuance of Units pursuant to the Agreement for Contribution of Real Estate and Related Property (the "Harbor Pointe Agreement") dated November 5, 1997, by and among Royal Taxman, GT of Wisconsin, Gary Taxman, NRL Associates Limited Partnership, Lake Partners, Taxman Family Limited Partnership and the Partnership;

          (v) January 14, 1998, relating to the issuance of Units pursuant to the Agreement for Contribution of Real Estate and Related Property (the "Balcones Agreement") dated December 19, 1997, by and between Balcones Club Associates and the Partnership;

          (vi) January 14, 1998, relating to the issuance of Units pursuant to the Agreement for Contribution of Real Estate and Related Property (the "TCRS Agreement") dated February 3, 1998, by and among the TCRS Affiliates described on Schedule I attached to the TCRS Agreement, Mandel Property Services, Inc. and the Partnership;



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Board of Trustees
Equity Residential Properties Trust
February 25, 1999
Page 3


          (vii) March 19, 1998, relating to the issuance of Units pursuant to the Contribution Agreement and Joint Escrow Instructions (the "Sierra Agreement") dated May 1, 1998, by and among Lansing-Sierra Associates L.P. and the Partnership; and

          (viii) December 8, 1998, relating to the issuance of Units pursuant to the Partnership's Contribution and Subscription Documents executed by and between the Partnership and each Merry Land contributor (the "Merry Land Agreements" and together with the Chardonnay Agreement, the Redmond Agreement, the Harbor Pointe Agreement, the Balcones Agreement, the Glenlake Agreement, the TCRS Agreement and the Sierra Agreement, the "Contribution Agreements").

     5.   The Contribution Agreements.

     6. The Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 1, 1998 (the "Partnership Agreement"), as certified as of the date hereof by the Secretary of the Trust, in its capacity as managing general partner of the Partnership, as then being complete, accurate and in effect.

     In our examination of the aforesaid certificates and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and applicable resolutions of the Board of Trustees of the Trust authorizing the issuance of the Common Shares upon redemption of the Units as contemplated thereby, will be validly issued, fully paid and nonassessable under the laws of the State of Maryland. In rendering the foregoing opinion, we have assumed the receipt by the trust of the Units being redeemed as specified in the Partnership Agreement and the resolutions of the Board of Trustees authorizing the issuance and sale of the Units.

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Board of Trustees
Equity Residential Properties Trust
February 25, 1999
Page 4


     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as EXHIBIT A to the opinion of Rosenberg & Liebentritt, P.C., filed as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /s/ Hogan & Hartson L.L.P.
                                   HOGAN & HARTSON L.L.P.